UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Aspen Technology, Inc.
(Name of Registrant as Specified In Its Charter)

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ASPEN TECHNOLOGY, INC.

200 Wheeler Road

Burlington, Massachusetts 01803

Supplement to Proxy Statement dated March 15, 2010

Our Board of Directors (our Board) previously made available to you proxy materials in connection with its solicitation of proxies to be voted at the 2009 Annual Meeting of Stockholders (the 2009 Annual Meeting), including a proxy statement containing important information about the items of business to be considered at the 2009 Annual Meeting (the 2009 Proxy Statement).

Adoption of Aspen Technology, Inc. 2010 Equity Incentive Plan

As described in the 2009 Proxy Statement, one item of business to be considered at the 2009 Annual Meeting is Proposal 2, Adoption of the Aspen Technology, Inc. 2010 Equity Incentive Plan (the 2010 Plan).  We are filing this supplement volitionally to provide additional information that stockholders may find helpful in considering how to vote on Proposal 2.

As of March 5, 2010, there were 310,381 shares of common stock issuable under our 2001 stock option plan and 895,896 shares of common stock issuable under our 2005 stock incentive plan.  There were also 5,686,763 outstanding securities to be issued upon exercise of outstanding options and 1,882,342 outstanding securities to be issued upon lapse of restrictions on restricted stock units.  The weighted average exercise price of options outstanding as of March 5, 2010 was $7.21, and the weighted average remaining contractual life of options outstanding as of March 5, 2010 was 4.99 years.

The board of directors approved the 2010 Plan on March 5, 2010, subject to approval by the stockholders.  The board believes the 2010 Plan is important to our success in enhancing our ability to attract and retain talented people and inspire them to build long-term value for our stockholders.  See “Executive Compensation - Compensation Discussion and Analysis” in the 2009 Proxy Statement for more information regarding our compensation strategy.

In Proposal 2, stockholders are requested to approve the 2010 Plan.  The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to approve the 2010 Plan.  The board of directors recommends that stockholders vote FOR the approval of the Aspen Technology, Inc. 2010 Equity Incentive Plan.

By Order of the Board of Directors,

Frederic G. Hammond
Secretary

Burlington, Massachusetts

March 19, 2010